EXHIBIT 10.38

                         PUBLIC TRUST TIDELANDS LEASE

STATE OF MISSISSIPPI

COUNTY OF HINDS

  THIS AGREEMENT, made and entered into this the 6th day of August, 1992, by and between the SECRETARY OF STATE, with the approval of the GOVERNOR, for and on behalf of the STATE OF MISSISSIPPI, hereinafter referred to as "LESSOR", and BH ACQUISITION CORPORATION, a corporation registered to do and doing business in the State of Mississippi, hereinafter referred to as "LESSEE."

                                  WITNESSETH:

  THAT FOR THE TERM and in consideration of the rentals hereinafter set forth, and covenants, conditions, and obligations to be observed and performed by the LESSEE, LESSOR does hereby lease and rent unto LESSEE, pursuant to the authority of MISS. CODE ANN. Section 29-1-107 (Supp. 1991), all submerged lands or tidelands and superjacent water column, hereinafter referred to as SAID PROPERTY within the following described parcel, to-wit:

     A parcel of land situated in Section 35, Township 7 South, Range 10 West, City of Biloxi, Second Judicial District, Harrison County, Mississippi, and more particularly described as follows, to-wit:

     Commencing at a chiseled cross cut in the top of the concrete seawall at the intersection of the West line of the Property described in Land Deed Records of Harrison County in Book 134 at Page 456, with said concrete seawall; thence run from said Point of Beginning N88 degrees 15'E along said concrete seawall a distance of 874.65 ft. to a point; thence run S00 degrees 26'E along said concrete seawall a distance of 1500 ft. to a point; thence run S88 degrees 14'15"W a distance of 867.66 ft. to a point; thence run N00 degrees 42'W a distance of 1500 ft. to the Point of Beginning.

1.  TERM.
  The primary term of this lease shall be for ten (10) years, beginning on the 1st day of August 1992, and terminating on the 31st day of July, 2002. If LESSEE has complied with all material terms, covenants, conditions, and obligations of this lease, as of the expiration of the primary term, LESSEE shall have the option to extend this lease for a renewal term of five (5) years under the same terms and provisions of this lease, subject to renegotiation of annual rental based on appraisal obtained by the LESSOR.

2.  CONSIDERATION.
  The parties hereto agree that SAID PROPERTY contains 544,064, more or less, square feet of submerged lands. During the period August 1, 1992, to July 31, 1997, LESSEE covenants and agrees to pay annual rental to LESSOR in the sum of TWO HUNDRED AND NINETY-FIVE THOUSAND AND NO/100THS ($295,000.00) DOLLARS. Payment of the first year's rent shall be made in four (4) installments, with one payment of Fifty Thousand Dollars ($50,000.00) being made on September 1, 1992, and the remaining balance of Two Hundred Forty-Five Thousand Dollars
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($245,000.00) being paid in three (3) equal installments on the first days of
October, November and December, 1992.

3.  RENT ADJUSTMENT.
  LESSOR shall, at the end of the first five year period of the lease term, determine the annual rental in accordance with MISS. CODE ANN. Sec. 29-1-107(2) (Supp. 1991) or as amended by subsequent legislation and the adopted and published rules of the Secretary of State for the administration, control and leasing of public trust tidelands, as amended and revised. In the event LESSOR and LESSEE cannot agree on an adjusted rental amount, the lease may be canceled at the option of the LESSOR.

4.  PLACE OF PAYMENT.
  Subject to Item 2 above regarding the first year's payment, rent shall be payable annually on or before August 1 to the STATE OF MISSISSIPPI and shall be submitted to the SECRETARY OF STATE or his successor in office, through the Public Lands Division, 401 Mississippi Street, Post Office Box 136, Jackson, Mississippi 39205.

5.  INTEREST PENALTY FOR PAST DUE RENT BALANCES.
  LESSEE shall pay a late charge equal to interest at the rate of twelve percent (12%) per annum from the date due until paid on any lease rentals, fees, or other charges due and payable hereunder, which are not paid within thirty (30) days of their due date.

6.  RIGHT TO RE-LEASE.
  Pursuant to MISS. CODE ANN. Section 29-1-107 (Supp. 1991), LESSEE is hereby granted the prior right, exclusive of all other persons, to re-lease at the expiration of this lease, as may be agreed upon between LESSEE and LESSOR.

7.  TAXES, SURVEY COSTS, RECORDING FEES.

  LESSEE covenants and agrees to pay any and all general taxes and special assessments, if ever any there be, applicable to the above described property and LESSEE'S interest therein and improvements thereon; further, LESSEE covenants and agrees to pay any and all survey costs and recording fees in connection with this lease or any other fees so determined by law.

8.  TRANSFERABILITY OF LEASE.

  LESSEE shall NOT sublease, assign, or transfer SAID PROPERTY without the written permission of the SECRETARY OF STATE or his successor, which permission shall not arbitrarily or unreasonably be withheld. This restriction shall not apply to any future assignment by LESSEE to an affiliate corporation or wholly owned subsidiary of LESSEE. LESSEE does agree to notify LESSOR of any future such transfer within thirty (30) days of same.

9.  PUBLIC ACCESS ASSURED.
  LESSEE covenants and agrees to maintain public access to SAID PROPERTY during the term of the lease, and, in addition, makes the following solemn, material covenants with regard to the filled tidelands which surround the LEASES PREMISES:


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(1)  Free access shall be guaranteed to members of the public for a wide variety of recreational activities. Although Lessee shall use approximately the eastern two-thirds (2/3) of the tract of filled tidelands at the Southern end of the Broadwater Marina for a landscaped parking lot, approximately the western one-third (1/3) of this area of the marina will be designated and landscaped as a park for the use and enjoyment of casino customers, hotel guests, marina visitors and members of the public for strolling, jogging and picnicking, subject to rules and regulations reasonably necessary to ensure the safety and convenience of all users. Fishing, crabbing and sunbathing shall be allowed on the west peninsula of the marina (and future pier-breakwater - see item 3 below) which shall be set aside and specifically designated for such use by members of the public, subject to rules and regulations reasonably necessary to ensure the safety and convenience of all users.

(2) The three (3) rest room facilities presently located on said filled tidelands shall be opened and maintained for public use.

(3) Within one (1) year of execution of this lease, a combination pier-breakwater shall be constructed adjacent to the west peninsula in order to mitigate the impact on fisherman of limiting fishing activities to said west peninsula. Free access to said pier shall be guaranteed to members of the public for purposes including, but not limited to, fishing and crabbing, subject to rules and regulations reasonably necessary to ensure the safety and convenience of all users.

(4)  No fee shall be required for vehicular parking.

  These covenants are made by LESSEE as mitigation in exchange for LESSOR'S agreement to pose no objection to LESSEE'S use of approximately the eastern two-thirds of the tract of filled tidelands at the southern end of the Broadwater Marina for landscaped parking lots. In the event that the Mississippi Supreme Court should determine that the State of Mississippi is not the owner of the filled tidelands in the case pending at Docket No. 90-CA-0692 (commonly known as the "Bill Byrd" lawsuit) these covenants shall no longer be applicable as obligations of Lessee.

10.  DEFAULT.
  The parties herein expressly agree that if DEFAULT shall be made in the payment of any tax assessment or rent due pursuant to this lease, then and in any such event of DEFAULT it shall be lawful for LESSOR to enter upon SAID PROPERTY, or any part thereon, upon LESSOR'S thirty (30) day written notice to LESSEE within which LESSEE may cure such DEFAULT, either with or without process of law, to re-enter and repossess the same, and to distrain for any rent or assessment that may be due thereon, at the election of LESSOR, but nothing herein is to be construed to mean that LESSOR is not permitted to hold the said LESSEE liable for any unpaid rent or assessment to that time. As to all other conditions, covenants, and obligations imposed on LESSEE herein, enforcement shall be by proceeding at law or in equity against any person violating or attempting to violate said conditions, covenants, and obligations to restrain violation and to recover damages, if any, including reasonable expenses of litigation and reasonable attorney's fees, which LESSEE expressly agrees to pay. Such enforcement by proceedings at law or in equity may be

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instituted at any time after thirty (30) days written notice to LESSEE if the default or violation has not been corrected within that thirty (30) day period. Invalidation of any provision of this lease by judgement or court court order shall operate as an approved CANCELLATION of this lease.

11.  FORFEITURE, DEFAULT OR CANCELLATION.
  In the event of any FORFEITURE, DEFAULT OR CANCELLATION of this lease or termination of the term as aforesaid, LESSEE shall quit, deliver up and surrender possession of all submerged lands which comprise SAID PROPERTY, and thereupon this lease and all agreement and covenants on LESSOR'S behalf to be performed and kept, shall cease, terminate and be utterly void, the same as if the lease had not been made. In addition thereof, LESSOR shall be entitled to whatever remedies it may have at law or equity for the collection of any unpaid rental hereunder, or for any other sums, for damages or otherwise, that it may have sustained on account of LESSEE'S nonfulfillment or nonperformance of the terms and conditions of this lease.

  Immediately upon the termination of this lease, whether by FORFEITURE, DEFAULT OR CANCELLATION, LESSOR shall be entitled to take possession of SAID PROPERTY absolutely, and custom, usage, or law to the contrary notwithstanding. If LESSEE declines or fails to remove structures and equipment occupying and erected upon the leased premises within ninety (90) days after expiration or termination of this lease, such structures and equipment will be deemed forfeited by LESSEE, and may be removed and/or sold by LESSOR after ten (10) days written notice by certified mail addressed to LESSEE.

  Any costs incurred by LESSOR in removal of said structures and equipment shall be paid for from the proceeds of sale of such structures and equipment. If funds derived from sale of structures and equipment are insufficient to pay costs of removal, LESSOR shall have, and is hereby granted a lien upon the interest, if any, of LESSEE enforceable by law provided.

12.  RENT NOT REFUNDABLE.
  LESSOR and LESSEE agree that any rent paid during the term of this lease is non-refundable and LESSEE waives any right or claim he may have to refund of rents paid under the term of this lease.

13.  IMPROVEMENTS.
  LESSOR acknowledges that the improvements which presently exist and which are to be constructed on SAID PROPERTY are not the property of LESSOR. LESSEE shall not construct under the terms of this lease any building or pier of any type on adjoining State property, except the pier - breakwater provided for in
Item 9(3) above.

14.  RESTRICTIONS ON USE.
  LESSEE shall comply with any and all applicable federal, state, county or city laws, statues, regulations, building codes, building requirements, safety or conservation regulations, fire codes, ordinances, pollution standards, or zoning regulations.

  If LESSEE fails to make permitted use of SAID PROPERTY or abandons SAID PROPERTY, or uses SAID PROPERTY in violation of any applicable law or

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regulation as aforesaid, this lease may be terminated or canceled by LESSOR after thirty (30) days written notice to LESSEE.

15.  SUSPENSION OR CANCELLATION OF LICENSE.
  Should the Gaming Commission suspend or cancel the gaming license pursuant to which the "dockside casino" contemplated by this lease is operated, said suspension or cancellation shall, at the option of the LESSOR, be sufficient grounds for immediate termination of the lease and removal of the casino vessel at the sole expense of LESSEE.

16.  NO CLAIM OF TITLE OR INTEREST.
  LESSEE, in accepting this lease, does hereby agree that no claim of title or interest to SAID PROPERTY shall be made by reason of the occupancy or use thereof; that all title and interest to SAID PROPERTY is vested in the LESSOR. LESSEE further acknowledges and agrees that he is entitled to no rights to adjoining submerged lands, tidelands or sand beach as a result of this lease.

17.  CATASTROPHIC DESTRUCTION.
  In the event of catastrophic destruction by natural causes of LESSEE'S improvements on SAID PROPERTY, LESSEE may terminate this lease at its option, provided SAID PROPERTY is surrendered in a condition at least equal to that at the inception of this lease. LESSOR agrees that it shall interpose no objection should LESSEE decide to rebuild those improvements demolished in such a catastrophe.

18.  DUE DILIGENCE.
  LESSEE shall be responsible for any damages that may be caused to LESSOR'S property by the activities of LESSEE under this lease, and shall exercise due diligence in the protection of all improvements or other property of LESSOR, which may be located on SAID PROPERTY or in the vicinity thereof, against damage or waste from any and all causes. LESSEE shall not deposit any refuse on any State property adjoining SAID PROPERTY. Disposition of refuse and waste shall be consistent with local and State health regulations.

19.  INDEMNITY AND HOLD HARMLESS.
  LESSEE agrees to hold and save harmless, protect and indemnify LESSOR from and against any and all loss, damages, claims, suits or actions at law or equity, judgements and costs, including attorney's fees, which may arise or grow out of any injury or death of persons or loss or damage to property connected with LESSEE'S exercise of any right granted or conferred hereby, or LESSEE'S use, maintenance, operation or condition of the property herein leased or the activities thereon conducted by LESSEE or The President Riverboat Casino - Mississippi, Inc., whether sustained by LESSEE, his respective agents or employees, or by any other persons, or corporations which seek to hold LESSOR liable.

20.  QUIET AND PEACEFUL POSSESSION.
  LESSEE shall have quiet and peaceful possession of SAID PROPERTY so long as compliance is made by LESSEE with the terms of this agreement. LESSEE agrees to deliver possession of SAID PROPERTY peaceably and promptly within ten (10) days after the expiration or termination of this lease.


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21.  RIGHT OF ENTRY.
  LESSOR reserves the right to enter onto SAID PROPERTY to inspect the premises to determine compliance with the lease terms herein.

22.  PERMITTED USE.
  All property of LESSEE shall be maintained by LESSEE at LESSEE'S expense and in a clean, orderly, healthful, and attractive condition subject to inspection by LESSOR or his representative at any time. It is expressly agreed by and between the parties that LESSEE will not occupy or use, nor permit to be occupied or used, SAID PROPERTY for any business deemed hazardous, nor will LESSEE permit the same to be used for any immoral or unlawful purposes.

  It is specifically agreed that LESSEE will use SAID PROPERTY for the docking of a single gaming vessel as shown in Exhibit A and as a marina for recreational pleasure craft. A minimum of fifty percent (50%) of the marina's berths shall be available to members of the public on a "first come, first served" basis at current competitive rates. The casino operation and related activities on the gaming vessel shall be conducted by Mississippi Gaming Licensee The President Riverboat Casino - Mississippi, Inc. Marina operations shall be conducted by LESSEE.

23.  LESSOR NOT RESPONSIBLE.
  LESSEE assumes full responsibility for the condition of the premises and LESSOR shall not be liable or responsible for any damages or injuries caused by any vices or defects therein to LESSEE or to any occupant or to anyone in or on SAID PROPERTY who derives his right to be thereon from LESSEE. LESSEE agrees to maintain the leased premises in good condition, keeping the structures and equipment located thereon in a good state of repair in the interests of public health and safety.

24.  LIABILITY INSURANCE.
  LESSEE shall secure and maintain throughout the term of the lease a liability insurance policy providing coverage in an amount not less than Twenty-Five Million Dollars ($25,000,000.00) Combined Single Limit per occurrence/Twenty-Five Million Dollars ($25,000,000.00) Aggregate against accidents, death or bodily injury or loss or damage to property occurring on or in connection to SAID PROPERTY, or LESSEE'S vessel, or arising out of or associated with any activity of LESSEE on SAID PROPERTY.

25.  RESERVATION OF MINERAL RIGHTS.
  LESSEE further covenants and agrees that this lease and interest of LESSEE SHALL NOT include any mineral, oil or gas, coal, lignite, or other subterranean rights WHATSOEVER.

26.  RIGHT TO CANCEL UPON INSOLVENCY OF LESSEE.
  LESSEE covenants and agrees that if a execution or process is levied upon SAID PROPERTY or if a Petition in Bankruptcy be filed by or against LESSEE in any court of competent jurisdiction, LESSOR shall have the right, at its option, to cancel this lease. LESSEE covenants and agrees that this lease and the interest of LESSEE hereunder shall not, without the written consent of the SECRETARY OF STATE or his successor first obtained, be subject to garnishment or sale under execution or otherwise in any suit or proceeding which may be brought by or against said LESSEE.

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27.  WAIVER NOT A DISCHARGE.
  No failure, or successive failures, on the part of LESSOR to enforce any provisions, nor any waiver or successive waivers on its part of any provisions herein, shall operate as a discharge thereof or render the same inoperative or impair the right of LESSOR to enforce the same upon any renewal thereof or in the even of subsequent breach or breaches.

28.  CANCELLATION UPON FAILURE TO COMPLY.
  LESSEE'S failure to comply with the provisions of this lease shall result, at the option of LESSOR, in the termination or cancellation of this lease within thirty (30) days after written notice of default is given, except as set forth in Article 15.

29. LESSEE acknowledges that it executes this lease with full knowledge of the Notice of Lis Pendens filed at Lis Penden Book B, Pages 112-113, in the Second Judicial District of Harrison County, Mississippi, Cause No. 92-07309-H in the District Court of Dallas County, Texas, 160th Judicial District; and of the lawsuit styled "Broadwater Beach Hotel and Casino, Inc. and Broadwater Associates J.V. v. Dick Molpus, Secretary of State, State of Mississippi," Cause No. 21394 in the Chancery Court of Harrison County, Mississippi, Second Judicial District.

30.  NOTICE.
  All notifications required under the terms of this lease shall be made to the parties at the following addresses:

     Secretary of State:            401 Mississippi Street
                                    Post Office Box 136
                                    Jackson, Mississippi 39205

     BH Acquisition Corporation:    Attention: John Connelly, President
                                    2110 Beach Blvd.
                                    Biloxi, Mississippi 39531

                                    With copy to:

                                    Dan M. McDaniel
                                    Heidelberg & Woodliff
                                    Post Office Box 23040
                                    Jackson, Mississippi 39225-3040

31.  LAWS OF MISSISSIPPI TO GOVERN.
  This agreement is to be governed by the laws of the STATE OF MISSISSIPPI, both as to interpretation and performance.

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  IN WITNESS WHEREOF, this lease is executed by LESSOR and LESSEE, this the
6th day of August, 1992.
                                    LESSOR:

                                    STATE OF MISSISSIPPI
                                    DICK MOLPUS
                                    SECRETARY OF STATE

                                    BY:  /s/ James O. Nelson
                                       ---------------------------------------
                                       JAMES O. NELSON, II
                                       ASSISTANT SECRETARY OF STATE
                                       FOR PUBLIC LANDS


                                    LESSEE:
                                    BH ACQUISITION CORPORATION

                                    By:  /s/ John E. Connelly
                                       ---------------------------------------
                                       JOHN CONNELLY
                                       PRESIDENT

  APPROVED BY THE GOVERNOR of the State of Mississippi on the 12th day of August, 1992.

                                    /s/ Kirk Fordice
                                    ------------------------------------------
                                    GOVERNOR